Registration No. 33-_____
As filed with the Securities and Exchange Commission on July 8, 1994.

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           _______________

                              Form S-8
                       Registration Statement
                  Under the Securities Act of 1933
                           _______________

                       JAMES RIVER CORPORATION
                             of Virginia
       (Exact name of registrant as specified in its charter)

Virginia                                                 54-0848173
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                         120 Tredegar Street
                      Richmond, Virginia 23219
        (Address of Principal Executive Offices and Zip Code)
                           _______________

                 JAMES RIVER CORPORATION OF VIRGINIA
                      STOCKPLUS INVESTMENT PLAN
                      (Full title of the plan)

       CLIFFORD A. CUTCHINS, IV, ESQ., Senior Vice President,
                General Counsel, Corporate Secretary
                 James River Corporation of Virginia
                         120 Tredegar Street
                      Richmond, Virginia 23219
                           (804) 644-5411
     (Name, address, and telephone number of agent for service)
                           _______________

      The securities covered by this registration statement will be issued to employees of James River Corporation of Virginia ("James
River" or the "Company") from time to time pursuant to the James River Corporation of Virginia StockPlus Investment Plan (the "StockPlus Plan").

     The registration statement is being filed to register additional shares of James River's common stock, $.10 par value ("Common Stock"), under the StockPlus Plan.

                   CALCULATION OF REGISTRATION FEE

Title of securities to  Amount     Proposed       Proposed     Amount
    be registered       to be      maximum         maximum       of
                       registe     offering       aggregate    registr
                         red      price per       offering      ation
                                  share (a)       price (a)      fee
Common Stock           6,000,000      $17.19      $103,140,000   $35,566
Interests in the Plan    (b)
Rights to Purchase       (c)                                     $100
Series M Cumulative
Participating
Preferred Stock, $10 par value
(a)      Estimated   solely  for  the  purpose  of  calculating   the
  registration fee; based on the average of the high and low prices for Common Stock in the Consolidated Reporting System of the New York Stock Exchange on July 1, 1994.
(b) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the StockPlus Plan described herein.
(c) The Rights to Purchase Series M Cumulative Participating Preferred Stock (the "Rights") will be attached to and traded with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of such
  Common  Stock.   The fee paid represents the minimum statutory  fee
  pursuant to Section 6(b) of the Securities Act of 1933, as amended.
                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       The following documents have been filed by James River Corporation of Virginia ("James River" or the "Company") with the
Commission  (File  No.  1-7911)  and  are  incorporated   herein   by
reference:   (i) the Annual Report on Form 10-K for the  fiscal  year
ended December 26, 1993; (ii) the James River Corporation of Virginia Stock Purchase Plan (the "Stock Purchase Plan") Annual Report on Form 11-K for the year ended December 31, 1993; (iii) the James River II Salaried Employees Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 1993; (iv) the Proxy Statement of James River dated March 14, 1994; (v) the Quarterly Report on Form 10-Q for the quarter ended March 27, 1994; and (vi) the Current Reports on Form 8-K dated January 25, 1994, February 22, 1994, April 21,
1994,  April 27, 1994, June 1, 1994, and June 29, 1994.   Also  filed
with the Commission and incorporated herein by reference are (i)  the
description   of  the  Common  Stock  included  in  the  Registration
Statement on Form 8-A dated January 3, 1980, incorporating by reference the description included under the heading "Description of Common Stock" in Amendment No. 1 to Registration Statement no. 2-63209, as amended by Amendment No. 4 to Application or Report on Form 8 dated July 28, 1992, and (ii) the description of the Rights (as hereinafter defined) included in the Registration Statement on Form 8-A dated March 3, 1989, as amended by Amendment No. 1 to Application or Report on Form 8 dated July 28, 1992. All documents filed by James River pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

      As James River's common stock, $.10 par value ("Common Stock"), is registered under Section 12 of the Exchange Act, this item is not applicable.

Item 5.   Interests of Named Experts and Counsel

     This item is not applicable.

Item 6.   Indemnification of Directors and Officers

      Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

      Article VI of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to a proceeding (including a proceeding by or in right of the Company) because he or she is or was a director or officer of the Company or because he or she is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

      The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence, or course of conduct shall be limited to one dollar.

      The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.   Exemption from Registration Claimed

     This item is not applicable.

Item 8.   Exhibits

4(a)   James   River  Corporation  of  Virginia  StockPlus
       Investment  Plan,  amended and  restated  effective
       July 1, 1994 (formerly the James River Corporation of Virginia Stock Purchase Plan) (incorporated by reference to Exhibit 4(h) to the James River
       Corporation of Virginia Stock Purchase Plan  Annual
       Report  on  Form  11-K for the year ended  December
       31, 1993).

4(b)   Amended  and Restated Articles of Incorporation  of
       James  River  Corporation of Virginia,  as  amended
       effective   January   4,  1990   (incorporated   by
       reference  to Exhibit 3(a) to James River's  Annual
       Report on Form 10-K dated December 26, 1993).

4(c)   Articles  of Amendment to the Amended and  Restated
       Articles   of   Incorporation   of   James    River
       Corporation of Virginia Designating the Series O 8-
       1/4%   Cumulative  Preferred  Stock   ($10.00   par
       value), effective October 1, 1992 (incorporated by reference to Exhibit 3(b) to James River's Annual
       Report on Form 10-K dated December 26, 1993).

4(d)   Articles  of Amendment to the Amended and  Restated
       Articles   of   Incorporation   of   James    River
       Corporation  of Virginia Designating the  Series  P
       9%  Cumulative Convertible Preferred Stock  ($10.00
       par  value)  (incorporated by reference to  Exhibit
       3.1 to James River's Current Report on Form 8-K dated June 29, 1994).

4(e) Bylaws of James River Corporation of Virginia, amended as of April 28, 1994 (incorporated by reference to Exhibit 3(c) to James River's Annual
       Report on Form 10-K dated December 26, 1993).

4(f)   Amended and Restated Rights Agreement dated  as  of
       May  12,  1992, between James River Corporation  of
       Virginia  and  NationsBank of  Virginia,  N.A.,  as
       Rights   Agent,  and  Amendment  No.  1   to   such
       Agreement,  dated as of June 8, 1992  (incorporated
       by  reference to Exhibits 2 and 3, respectively, to
       James  River's  filing  on  Amendment  No.   1   to
       Application  or  Report on Form 8  dated  July  28,
       1992,  amending the Registration Statement on  Form
       8-A dated March 3, 1989).

23.    Consent of Coopers & Lybrand -- filed herewith.        E-1

99.    Additional  Exhibit  -- Companies  Whose  Employees
       Are  Eligible  to  Participate in the  James  River
       Corporation  of Virginia StockPlus Investment  Plan
       -- filed herewith.                                     E-2

      The undersigned registrant hereby undertakes to submit the StockPlus Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to maintain the StockPlus Plan's qualifications under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings

      The undersigned registrant and the StockPlus Plan hereby undertake:

(a)  (1)   To  file, during any period in which offers or  sales  are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by James River pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of James River's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the StockPlus Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of James River pursuant to the foregoing provisions, or otherwise, James River has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by James River of expenses incurred or paid by a director, officer, or controlling person of James River in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, James River will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                             SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, James River Corporation of Virginia certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 30th day of June, 1994.


                                JAMES RIVER CORPORATION
                                  of Virginia



                                By:/s/Stephen E. Hare
                                   Stephen E. Hare
                                    Senior  Vice President, Corporate Finance
                                   and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated below.

     Signature                  Title                          Date


/s/Robert  C.  Williams   Chairman, President, and       June 30, 1994
   Robert   C.  Williams  Chief Executive Officer and
                          Director (Principal Executive Officer)


/s/Stephen  E.  Hare     Senior Vice President,          June  30, 1994
    Stephen E. Hare      Corporate Finance and
                         Chief Financial Officer
                         (Principal Financial and Accounting Officer)


/s/FitzGerald  Bemiss      Director                      June  16, 1994
    FitzGerald Bemiss


/s/William  T.  Burgin     Director                      June  30, 1994
    William T. Burgin


/s/Worley  H.  Clark,  Jr.  Director                    June 20, 1994
    Worley H. Clark, Jr.


/s/William T. Comfort, Jr.  Director                    June 16, 1994
    William T. Comfort, Jr


/s/William  V.  Daniel     Director                     June  16, 1994
    William V. Daniel


/s/Bruce  C.  Gottwald     Director                     June  16, 1994
    Bruce C. Gottwald


/s/Robert  M.  O'Neil      Director                     June  17, 1994
    Robert M. O'Neil


/s/Joseph  T.  Piemont     Director                     June  30, 1994
    Joseph T. Piemont


/s/Anne   M.  Whittemore   Director                     June 17, 1994
    Anne M. Whittemore


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 30th day of June, 1994.


                              JAMES RIVER CORPORATION OF VIRGINIA
                              STOCKPLUS INVESTMENT PLAN




                              By/s/Michael J. Allan
                                   Michael J. Allan
                                   Committee Member



                              By/s/Joseph L. Fischer
                                   Joseph L. Fischer
                                   Committee Member



                              By/s/Daniel J. Girvan
                                   Daniel J. Girvan
                                   Committee Member



                              By/s/Stephen E. Hare
                                   Stephen E. Hare
                                   Committee Member



                              By/s/Joseph T. Piemont
                                   Joseph T. Piemont
                                   Committee Member



                              By/s/Robert C. Williams
                                   Robert C. Williams
                                   Committee Member (Chairman)

                            EXHIBIT INDEX
Exhibit
Number                  Description                          Section
4(a)   James   River  Corporation  of  Virginia  StockPlus
       Investment  Plan,  amended and  restated  effective
       July  1, 1994 (incorporated by reference to Exhibit
       4(h)  to  the  James River Corporation of  Virginia
       Stock Purchase Plan Annual Report on Form 11-K for the year ended December 31, 1993).

4(b)   Amended  and Restated Articles of Incorporation  of
       James  River  Corporation of Virginia,  as  amended
       effective   January   4,  1990   (incorporated   by
       reference  to Exhibit 3(a) to James River's  Annual
       Report on Form 10-K dated December 26, 1993).

4(c)   Articles  of Amendment to the Amended and  Restated
       Articles   of   Incorporation   of   James    River
       Corporation of Virginia Designating the Series O 8-
       1/4%   Cumulative  Preferred  Stock   ($10.00   par
       value), effective October 1, 1992 (incorporated by reference to Exhibit 3(b) to James River's Annual
       Report on Form 10-K dated December 26, 1993).

4(d)   Articles  of Amendment to the Amended and  Restated
       Articles   of   Incorporation   of   James    River
       Corporation  of Virginia Designating the  Series  P
       9%  Cumulative Convertible Preferred Stock  ($10.00
       par  value)  (incorporated by reference to  Exhibit
       3.1 to James River's Current Report on Form 8-K dated June 29, 1994).

4(e) Bylaws of James River Corporation of Virginia, amended as of April 28, 1994 (incorporated by reference to Exhibit 3(c) to James River's Annual
       Report on Form 10-K dated December 26, 1993).

4(f)   Amended and Restated Rights Agreement dated  as  of
       May  12,  1992, between James River Corporation  of
       Virginia  and  NationsBank of  Virginia,  N.A.,  as
       Rights   Agent,  and  Amendment  No.  1   to   such
       Agreement,  dated as of June 8, 1992  (incorporated
       by  reference to Exhibits 2 and 3, respectively, to
       James  River's  filing  on  Amendment  No.   1   to
       Application  or  Report on Form 8  dated  July  28,
       1992,  amending the Registration Statement on  Form
       8-A dated March 3, 1989).

23.    Consent of Coopers & Lybrand -- filed herewith.        E-1

99.    Additional  Exhibit  -- Companies  Whose  Employees
       Are  Eligible  to  Participate in the  James  River
       Corporation  of Virginia StockPlus Investment  Plan
       -- filed herewith.                                     E-2